XL Capital Ltd
XL House One Bermudiana Road Hamilton HM 08 Bermuda

Phone (441) 292-8515 Fax (441) 292-5280

Press Release

Contact:	David Radulski Investor Relations (441) 294-7460	Carol Parker Trott Media Relations (441) 294-7290

XL CAPITAL LTD PUBLISHES 2009 GLOBAL LOSS TRIANGLES

Hamilton, Bermuda – May 5, 2010 – XL Capital Ltd (“XL” or the “Company”) (NYSE: XL) announced today that it has published its Global Loss Triangles for the year ending 2009.

These documents are available in the Investor Relations section of the Company’s website located at www.xlcapital.com.

XL Capital Ltd, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty, and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. More information about XL Capital Ltd is available at www.xlcapital.com.